SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 14, 2004

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	41-0448030 (IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN (Address of principal executive offices)	55402 (Zip Code)

1-3034

(Commission File Number)

Registrant’s telephone number, including area code  612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On Dec. 14, 2004, the Governance, Compensation & Nominating Committee (the “Committee”) of the Xcel Energy Inc. board of directors took actions setting executives’ salaries, annual bonus targets and long-term compensation awards for 2005.  Executive compensation was set by the Committee after consideration of, among other things, individual performance and market-based data on compensation for executives with similar duties.  Payouts of 2005 annual bonus targets and long-term awards are dependent on achievement of specified goals set by the Committee, and no officer is assured of any payout.  Set forth below is a description of the actions taken.

Salary

                The Committee made modest changes to the existing base salaries of its senior executive group.  The salary of Mr. Wayne Brunetti, the Chairman of the Board and Chief Executive Officer, remained unchanged for the third consecutive year, while increases in the salary for the other Xcel Energy officers named in the Summary Compensation Table in Xcel Energy’s 2004 Proxy Statement (the “Named Executive Officers”) ranged from 2.5 percent to 8.3 percent.

2005 Base Salary
Wayne H. Brunetti	$1,065,000
Richard C. Kelly	$700,000
Gary R. Johnson	$400,000
Paul J. Bonavia	$455,000
Patricia K. Vincent	$450,000

Annual Bonus Targets

                Annual incentive awards, expressed as a percentage of salary, were set by the Committee under the Xcel Energy Executive Annual Incentive Award Plan (the “Xcel Annual Incentive Plan”), which was approved by Xcel Energy’s shareholders in 2000.    Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals and business unit operational goals approved by the Committee, with each individual having the opportunity to earn from 0 percent to 200 percent of his or her target annual incentive award based on the level of achievement in 2005 of the goals applicable to such individual.

                Corporate goals for 2005 include targeted earnings per share, a customer service measurement, an environmental measurement, operations measurements related to generation availability, system reliability and safety, and an employee engagement measurement.  Business unit goals are related to customer service, environmental responsibility, reliability, safety and management to budgeted financial results, measured at a business unit level.

                Target annual incentive awards, as a percent of base salary, were set for all Xcel Energy officers, ranging from 100 percent of salary for Mr. Brunetti (as compared to 85 percent for 2004) to 55 percent of salary for the other Named Executive Officers.  With the approval of the Committee, an award may be multiplied by a leadership-rating factor from zero to two.

                Payouts of the annual incentive awards for Mr. Brunetti and Mr. Kelly are dependent entirely on attaining corporate goals.  For the other executive officers, including Named Executive Officers, the formula is weighted 67 percent to attaining corporate goals and 33 percent to attaining business unit operational goals.

                In order to encourage increased share ownership by executive officers, the Xcel Energy Annual Incentive Plan provides the option for executives to receive their payments in shares of common stock or shares of restricted common stock, which vests in equal annual installments over a three-year period, in lieu of cash.  A 5 percent premium is added to amounts paid in shares of common stock, and a 20 percent premium is added to amounts paid in shares of restricted common stock.

Long-Term Awards

                Long-term incentive grants effective Jan. 1, 2005 were approved.  The long-term incentive grants were made pursuant to the Xcel Energy Omnibus Incentive Plan, which was approved by shareholders in 2000.  As explained below, payout of long-term incentive grants is dependent on achievement of performance goals set by the Committee.  Long-term incentive grants were made 50 percent in the form of performance-based restricted stock units and 50 percent in the form of performance shares.  Amounts granted to individuals were based on a percentage of base salary established by the Committee and the average of the high and low prices of the Company’s common stock on Jan. 3, 2005.  For Mr. Brunetti, his long-term award for 2005 was set at 415 percent of his salary, which is unchanged from the target set for 2004.  For other Named Executive Officers, the percentage ranged from 160 percent to 295 percent, which again are unchanged from the target set for 2004.

                Awards of performance-based restricted stock units (“Units”) represent an equal number of shares of Xcel Energy common stock.  Prior to the expiration of the restricted period, the Units may not be sold or otherwise transferred by the recipients.  Units are credited during the restricted period at the same rate as dividends paid on all other shares of outstanding common stock.  The dividend equivalents are subject to all terms of the original grant.

                Payout of the Units and the lapsing of restrictions on the transfer of Units are based on two separate performance criteria.  Seventy-five percent of awarded Units plus associated earned dividend equivalents shall be settled, and the restricted period shall lapse after Xcel Energy achieves a specified earnings per share (EPS) growth (adjusted for corporate-owned life insurance) measured against Dec. 31, 2004 EPS (adjusted for corporate-owned life insurance).  Additionally, Xcel Energy’s annual dividend paid on its common stock must remain at $0.83 per share or greater.  EPS growth will be measured annually at the end of each fiscal year.  However, in no event will the restrictions lapse prior to Dec. 31, 2006.  If the performance criteria have not been met within four years of the date of grant, all associated Units shall be forfeited.

                The remaining 25 percent of awarded Units plus associated earned dividend equivalents shall be settled, and the restricted period shall lapse after the average of actual performance results (adjusted for actual megawatt hours) for the three components of an environmental index measured as a percent of target performance meets or exceeds 100 percent.  The environmental index will be measured annually at the end of each fiscal year.  However, in no event will the restrictions lapse prior to Dec. 31, 2006.  If the performance criteria have not been met within four years of the date of grant, all associated Units shall be forfeited.

                The separate awards of performance shares also represent an equal number of shares of Xcel Energy common stock.  Performance shares may not be sold or otherwise transferred.  Payout of the performance share award is dependent entirely on a single measure, total shareholder return (TSR).  Xcel Energy’s TSR will be measured over a three-year period.  Xcel Energy’s TSR is compared to the TSR of other companies in the Edison Electric Institute’s Electrics Index as a peer group.  At the end of the three-year period, potential payouts of the performance shares range from 0 percent to 200 percent, depending on Xcel Energy’s TSR compared to the peer group.

                The following table shows the performance-based restricted stock units and performance shares granted to Named Executive Officers as of Jan. 1, 2005:

Named Executive	Performance-based Restricted Stock Units Granted	Performance Shares Granted
Wayne H. Brunetti	122,093	122,093
Richard C. Kelly	57,044	57,044
Gary R. Johnson	17,680	17,680
Paul J. Bonavia	20,110	20,110
Patricia K. Vincent	19,890	19,890

Other Actions

                On Dec. 15, 2004, the Xcel Energy board of directors passed resolutions authorizing the amendment of certain executive and director compensation plans, in part to comply with new deferred compensation requirements of Section 885 of the American Jobs Creation Act of 2004 (the Act) and Section 409A of the Internal Revenue Code of 1986, as amended (the Code) and other new legislation.  The resolutions authorized the following:

•         The Xcel Energy Supplemental Executive Retirement Plan, Stock Equivalent Plan for Non-Employee Directors and the Non-Employee Directors Deferred Compensation Plan (the Plans) were amended to freeze participation and prohibit deferral of compensation and grant of new benefits in the plan after Dec. 31, 2004.  The Plans will continue to operate in accordance with the terms of each plan with respect to amounts deferred and/or vested prior to Jan. 1, 2005.

•         The Xcel Energy Omnibus Incentive Plan was amended to prohibit the use of cashless exercises of options for Xcel Energy stock issued by the plan by a director or executive officer, if the exercise would result in a violation of legal restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ CATHY J. HART
Cathy J. Hart
Vice President and Corporate Secretary

February 1, 2005